UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2017, the Board of Directors of Intrexon Corporation (“Intrexon”) promoted Lt. Gen. (Ret.) Thomas Bostick, Ph.D. to the position of Chief Operating Officer of Intrexon, replacing Andrew Last, Ph.D., who will not be remaining with Intrexon.

Lt. Gen. Bostick, age 61, joined Intrexon in September 2016 as Senior Vice President and Head of Intrexon’s Environment Sector. Lt. Gen. Bostick retired from the U.S. Army on July 1, 2016 after 38 years of distinguished service. His last command was as the 53rd U.S. Army Chief of Engineers and the Commanding General of the U.S. Army Corps of Engineers (“USACE”), serving as the senior military officer overseeing and supervising most of the Nation’s civil works infrastructure and military construction, hundreds of environmental protection projects, as well as managing 34,000 civilian employees and military personnel in over 110 countries around the world. Before his command of USACE, which was from May 2012 to May 2016, Lt. Gen. Bostick served in a variety of command and staff assignments with the U.S. Army both in the U.S. and abroad including the Deputy Chief of Staff, G-1, Personnel, U.S. Army, Commanding General, U.S. Army Recruiting Command, Assistant Division Commander, 1st Cavalry Division, Executive Officer to the Chief of Engineers, Executive Officer to the Army Chief of Staff, and Deputy Director of Operations for the National Military Command Center, J-3, the Joint Staff in the Pentagon. Additionally, he was a special assistant to the Secretary of Veterans Affairs during his time as a White House Fellow. Lt. Gen. Bostick graduated with a Bachelor’s of Science degree from the U.S. Military Academy at West Point and later returned to the Academy to serve as an Assistant Professor of Mechanical Engineering. He holds Master’s degrees in Civil Engineering and Mechanical Engineering from Stanford University and a Doctorate in Systems Engineering from George Washington University.

In connection with his departure, pursuant to a severance agreement, Dr. Last will be entitled to a payment equivalent to sixteen weeks of his base pay, less applicable withholding amounts, and will be entitled to continue certain benefits, including health insurance, for a period of up to four months following his departure from Intrexon. The severance agreement also contains a general release by Dr. Last. The description of the severance agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the severance agreement, a copy of which will be filed as an exhibit to Intrexon’s Form 10-K for the year ending December 31, 2017.

On November 27, 2017, Intrexon’s Board of Directors also promoted Nir Nimrodi to the position of Chief Business Officer of Intrexon, a newly created position. Prior to this promotion, Mr. Nimrodi served as Intrexon’s Senior Vice President, Corporate Development. Additional biographical information for Mr. Nimrodi is included on page 33 of Intrexon’s Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders.

Item 7.01	Regulation FD.

On November 27, 2017, Intrexon issued a press release announcing the promotions of Lt. Gen. Bostick and Mr. Nimrodi and the promotion of Helen Sabzevari, PhD, to the position of President of Intrexon’s wholly-owned subsidiary, Precigen, Inc. A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Intrexon Corporation dated November 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2017

INTREXON CORPORATION

/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer